Exhibit 99.1

401 Merritt 7

Norwalk, CT 06851

203.614.5600

Frontier Communications Announces $6.6 Billion Senior Notes Offering

NORWALK, Conn., September 9, 2015 – Frontier Communications Corporation (NASDAQ:FTR) announced today that it intends to offer, in a private transaction, up to $6.6 billion aggregate principal amount of Senior Notes.

Frontier intends to use the proceeds from the offering to finance a portion of the cash consideration payable in connection with its previously announced acquisition of the wireline properties of Verizon Communications Inc. in California, Florida and Texas and to pay related fees and expenses. The acquisition is expected to close by the end of the first quarter of 2016. The net proceeds of the offering will be deposited in an escrow account to partially fund the acquisition or, if the acquisition is terminated or otherwise not consummated on or before August 6, 2016, to redeem the Notes at par plus accrued interest.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Senior Notes will be made only by means of a private offering memorandum to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside of the United States under Regulation S under the Securities Act.

The Senior Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, video, wireless Internet data access, data security solutions and bundled offerings for residential customers, small businesses and home offices, and advanced communications for medium and large businesses in 28 states. Frontier’s approximately 18,200 employees are based entirely in the United States.

Forward-Looking Statements

This document contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These risks and uncertainties include, but are not limited to: Frontier’s ability to complete the acquisition of Verizon’s California, Florida and Texas wireline operations, including the ability to complete the financing of the acquisition; the ability to successfully integrate the acquired operations into Frontier’s existing operations; the sufficiency of the assets to be acquired from Verizon to enable the combined company to operate the acquired business; the ability to enter into or obtain, or delays in entering into or obtaining, certain agreements and consents necessary to operate the acquired business as planned; the ability to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals for the Verizon transaction; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

Frontier Communications Corporation

INVESTORS:

John Gianukakis, 203-614-5708

Vice President and Treasurer

john.gianukakis@ftr.com

or

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

or

MEDIA:

Brigid Smith, 203-614-5042

AVP, Corporate Communications

brigid.smith@ftr.com